EXHIBIT 2.1



                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT is made as of May 13, 1996, by and between TELEPORT COMMUNICATIONS GROUP INC., a Delaware corporation (the "Company"),and HYPERION
                                                        -------
TELECOMMUNICATIONS OF FLORIDA, INC., a Florida corporation (the "Local
                                                                 -----
Partner").
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                                   RECITALS:
                                   --------

     A. The Local Partner and one or more affiliates of the Company are partners of TCG SOUTH FLORIDA, a New York general partnership (the

"Partnership").  The Local Partner holds a 15.7% partnership interest in the
 -----------
Partnership (the "Partnership Interest").
                  --------------------

     B. The Company desires to acquire all of the partnership interests in the Partnership not directly or indirectly owned by it, including the Local Partner's Partnership Interest, and the Local Partner desires to transfer the Partnership Interest to the Company, in exchange for the Purchase Price as set forth in Section 2.2.

                                  AGREEMENTS:
                                  ----------

     In consideration of the foregoing and of the covenants contained in this Agreement, the parties agree as follows:

SECTION 1  DEFINITIONS.
           -----------

     For purposes of this Agreement, the following terms shall have the following meanings:

     "Agreement" means this Purchase Agreement, as it may be amended, restated,
      ---------
modified or supplemented from time to time in accordance with its terms.

     "Business Day" means any day (other than a day which is a Saturday or
      ------------
Sunday) on which banks are permitted to be open for business in the City of New York.

     "Closing" has the meaning assigned to it in Section 4.1.
      -------

     "Closing Date" means the date on which the Closing occurs.
      ------------

     "Material Adverse Effect" means, when used with respect to either the
      -----------------------
Company or the Local Partner, a material adverse change in, or material adverse effect on, the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or the Local Partner, as the case may be, other than any changes in, or effects on, the Company or the Local Partner, as the case may be, arising primarily out of or resulting primarily from (a) general economic or industry conditions or (b) any action the Company or the Local Partner takes or omits to take pursuant to this Agreement or with the consent of the other party.

     "Partnership Agreement" means the Partnership Agreement dated as of
      ---------------------
November 1, 1993, among the partners of the Partnership, pursuant to which the Partnership was established, as the same may be amended from time to time.

     "Person" means any individual, general partnership, limited partnership,
      ------
corporation, limited liability company, joint venture, trust, business trust, cooperative or association, or any other legal entity.

     "Subsidiary" of any Person means any other Person (a) more than fifty
      ----------
percent of the outstanding shares or securities of which (representing the right to vote for the election of directors or other managing authority) are owned or controlled, directly or indirectly through one or more Subsidiaries, by the first specified Person or (b) which does not have outstanding shares or securities, but more than fifty percent of the ownership interests of which representing the right to make the decisions for such Person are owned or controlled, directly or indirectly through one or more Subsidiaries, by the first specified Person.

SECTION 2 TRANSFER OF PARTNERSHIP INTEREST TO THE COMPANY.
          -----------------------------------------------

     2.1  Transfer of Partnership Interest to the Company.  On the Closing Date,
          -----------------------------------------------
(a) the Local Partner shall transfer to the Company its entire Partnership Interest and (b) the Company shall pay to the Local Partner, in exchange for the transfer to it of the Partnership Interest, the Purchase Price set forth in
Section 2.2.

     2.2  Purchase Price.  The purchase price for the Partnership Interest shall
          --------------
be Eleven Million Six Hundred Eighteen Thousand Dollars ($11,618,000) (the "Purchase Price"), which shall be payable on the Closing Date in immediately available funds via wire transfer.

SECTION 3 OTHER AGREEMENTS.
          ----------------

     3.1  Transfer Restrictions.  The Local Partner hereby waives any
          ---------------------
restrictions on transfer contained in the Partnership Agreement or any other organizational document of the Partnership to the extent required to consummate the transaction contemplated by this Agreement or any other aspect of the Company's acquisition of the remaining partnership interests in the Partnership.

     3.2  Cooperation.  The parties shall cooperate with each other in their
          -----------
efforts to obtain all necessary consents and approvals for the consummation of the transaction contemplated hereby, including making qualified personnel available for attending hearings and meetings respecting such required consents. Subject to the other provisions of this Section 3.2, neither party will take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals or consents.

     3.3  Facilities Agreements.  The Local Partner, or an affiliate of the
          ---------------------
Local Partner, has leased to the Partnership fiber optic facilities pursuant to one or more Facilities Agreements. Each Facilities Agreement provides that it terminates upon the termination of the Partnership. On the Closing Date, the Local Partner shall, and agrees to cause its affiliate to, enter into an amendment (in form and substance reasonably satisfactory to each of the Company and the Local Partner) to the Facilities Agreement to which they are parties
(a) to prevent the termination of such Facilities Agreement upon any such termination of the Partnership and (b) to permit the Partnership to assign all of its right, title and interest in the Facilities Agreement to the Company or any Subsidiary of the Company. The amendment to the Facilities Agreement shall further affirm that the Facilities Agreement does not obligate the Local Partner to construct additional facilities in the future.

     3.4  Waiver of Non-Compete Restrictions.  At Closing, the Company shall
          ----------------------------------
deliver to the Local Partner a waiver, executed by the Partnership, the Company and each of the other partners in the Partnership, of the provisions of Sections 7.1, 7.4 and 7.7 of the Partnership Agreement.

SECTION 4 CONDITIONS PRECEDENT AND CLOSING.
          --------------------------------

     4.1  Closing.  Subject to the satisfaction of the conditions specified in
          -------
Section 4.2, the closing of the transaction contemplated by Section 2.1 (the

"Closing") shall occur at 10:00 a.m., local time at the offices of Dow, Lohnes &
- --------
Albertson, 1200 New Hampshire Avenue, N.W., Washington, D.C., or at such other location as shall be specified by the Company by written notice to the Local Partner, on a date to be specified by the Company on at least two Business Days written notice to the Local Partner or on such other date as shall be specified by the Company or the Local Partner by written notice to the other, which date shall not be more than ten Business Days after the date hereof.

     4.2  Conditions for Closing.  The obligation of each party to consummate
          ----------------------
the transaction contemplated by this Agreement to occur at the Closing is subject to the prior or simultaneous performance by the other party of its obligations at the Closing and the satisfaction or waiver of each of the following conditions:

          a.  Representations.  All representations and warranties of the
              ---------------
other party contained in this Agreement shall be true and complete in all material respects at and as of the Closing as though made at and as of that time;

          b.  Performance of Agreements.  All covenants and agreements of the
              -------------------------
other party contained in this Agreement and required to be performed on or before the Closing Date shall have been performed on or prior to the Closing Date, except for such failures to perform the foregoing which, in the aggregate, do not represent a Material Adverse Effect on the Company or the Local Partner, as the case may be;

          c.  Certificate.  The other party shall have delivered to such party a
              -----------
certificate dated as of the Closing Date certifying as to the satisfaction by it of the conditions set forth in Sections 4.2(a) and (b);

          d.  Legal Matters.  All legal matters incident to this Agreement and
              -------------
the consummation of the transaction contemplated by this Agreement shall be reasonably satisfactory to counsel to such party in all material respects; and

          e.  Other Documents.  Such party shall have received from the other
              ---------------
party such certificates, agreements and documents, in form and substance reasonably satisfactory to such party, as such party shall have reasonably requested.

     4.3  Transactions Occurring at the Closing.  Subject to the terms and
          -------------------------------------
conditions set forth in this Agreement, each of the parties to this Agreement agrees to take the actions specified below at the Closing. All transactions described in this Section 4.3 shall be deemed to take place simultaneously, and no such transaction shall be deemed to have been completed until all such transactions have been completed, and no document required to effectuate any such transaction shall be deemed to have been delivered until all documents necessary to effectuate all such transactions shall have been delivered.

          a.  Partnership Interest.  The Local Partner shall transfer to the
              --------------------
Company the Partnership Interest, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever (other than any restrictions imposed pursuant to the Partnership Agreement), pursuant to appropriate instruments of conveyance, accompanied by other appropriate lien searches, certificates, agreements and documents, all reasonably satisfactory to the Company in form and substance. The Company shall assume and undertake to pay, discharge and perform all obligations and liabilities of the Local Partner relating to the Partnership Interest and the Partnership Agreement arising from and after the date of Closing.

          b.  Payment of Purchase Price.  The Company shall pay to the Local
              -------------------------
Partner the Purchase Price as set forth in Section 2.2.

          c.  Releases.  The Company shall cause the Partnership to execute and
              --------
deliver, and the Local Partner shall execute and deliver, a mutual release in form and substance reasonably satisfactory to each party pursuant to which the Partnership and the Local Partner release each other for any claims arising under the Partnership Agreement or the Local Partner's Partnership Interest in the Partnership other than any claims arising out of a breach by the Local Partner or the Partnership of any provision of the Partnership Agreement.

          d.  Waiver.  The Company shall cause the delivery to the Local
              ------
Partner of the waiver of the non-compete restrictions as set forth in Section
3.4.

SECTION 5 REPRESENTATIONS AND WARRANTIES.
          ------------------------------

     5.1  The Company.  The Company represents and warrants to the Local Partner
          -----------
as follows:

          a.  Organization, Standing and Authority.  The Company is duly
              ------------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by it hereunder and thereunder.

          b.  Authorization and Binding Obligation.  The execution, delivery and
              ------------------------------------
performance of this Agreement by the Company have been duly authorized by all necessary actions on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

          c.  Absence of Conflicting Agreements or Restrictions.  The execution,
              -------------------------------------------------
delivery and performance of this Agreement (with or without the giving of notice, the lapse of time, or both):

              1. do not conflict with any provision of the Certificate of Incorporation or By-laws of the Company; and

              2. do not conflict with or constitute a default under any agreement to which the Company is a party or by which the Company is bound, except where any such conflict or default would not reasonably be expected to have a Material Adverse Effect on the Company.

          d.  Consents.  No third party or governmental authorization, consent,
              --------
license, exemption of, or filing or registration with any court or governmental agency of any jurisdiction is or will be necessary in connection with the execution, delivery or performance by the Company of this Agreement, except such authorizations, consents, licenses, exemptions, filings or registrations as have been obtained or made.

          e.  Breaches of Partnership Agreement.  The Company is not aware of
              ---------------------------------
any breach by it or by the Local Partner of any provision of the Partnership Agreement.

     5.2  The Local Partner.  The Local Partner represents and warrants to the
          -----------------
Company as follows:

          a.  Organization, Standing and Authority.  The Local Partner is duly
              ------------------------------------
organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by the Local Partner hereunder and thereunder.

          b.  Authorization and Binding Obligation.  The execution, delivery and
              ------------------------------------
performance of this Agreement by the Local Partner have been duly authorized by all necessary actions on the part of the Local Partner. This Agreement has been duly executed and delivered by the Local Partner and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

          c.  Title to Partnership Interests.  The Local Partner holds the
              ------------------------------
Partnership Interest free and clear of all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, and encumbrances of any nature whatsoever (other than any restrictions imposed pursuant to the Partnership Agreement). The Local Partner has no partnership interest in the Partnership except for the Partnership Interest.

          d.  Consents.  No third party or governmental authorization, consent,
              --------
license, exemption of, or filing or registration with any court or governmental agency of any jurisdiction is or will be necessary in connection with the execution, delivery or performance by the Local Partner of this Agreement, except such authorizations, consents, licenses, exemptions, filings or registrations as have been obtained or made or which are required to be obtained by the Partnership pursuant to any governmental authorization, permit or license issued to or held by the Partnership.

          e.  Breaches of Partnership Agreement.  The Local Partner is not
              ---------------------------------
aware of any breach by it or by the Company of any provision of the Partnership Agreement.

SECTION 6  EXTENT AND SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
           -----------------------------------------------------------------
           AGREEMENTS; INDEMNIFICATION
           ---------------------------

     6.1  Scope of Representations of the Parties.  Except as and to the extent
          ---------------------------------------
set forth in this Agreement, neither party makes any representation, warranty, covenant or agreement whatsoever, and each party disclaims all liability and responsibility for any representation, warranty, covenant, agreement or statement made or information communicated (orally or in writing) to the other party (including any opinion, information or advice which may have been provided to the other party or any affiliate thereof by any stockholder, partner, director, officer, employee, accounting firm, legal counsel or any other agent, consultant or representative of a party). Each party expressly agrees and acknowledges that, in consummating the transaction contemplated hereby, it is only relying on the representations and warranties of the other party made in this Agreement and is not relying on any other representation or warranty of any present, former or future stockholder or partner, director, officer, employee, accounting firm, legal counsel or any other agent, consultant or representative of the other party or any of its affiliates.

     6.2  Indemnification of Parties.  Following the Closing and subject to the
          --------------------------
other terms and conditions of this Agreement, each party agrees to indemnify, defend and hold harmless the other party, and its successors and assigns (each an "Indemnified Party") from and against any and all losses, claims, costs,
    -----------------
fines, damages, liabilities and deficiencies, including reasonable legal and other fees and expenses incurred in the investigation and defense of claims and actions, and amounts paid as indemnification to directors, officers, employees or agents, whether such claims and actions are brought by third parties or parties hereto, incurred by an Indemnified Party and arising out of or resulting from (a) any breach of any of such party's representations or warranties in this Agreement or any other agreement or documents executed or delivered pursuant hereto or (b) any failure to perform by such party of any of its covenants or agreements contained in this Agreement.

     6.3  Survival.  All representations and warranties contained herein shall
          --------
survive the execution hereof and the Closing without limitation. The agreement of either party to proceed to the Closing notwithstanding its knowledge of any breach of any representation, warranty, covenant or agreement of any other party shall not, in the absence of an express written waiver of such breach, constitute a waiver of such breach.

SECTION 7  MISCELLANEOUS.
           -------------

     7.1  Additional Documents.  At any time and from time to time after the
          --------------------
date of this Agreement, upon the request of a party, the other party shall do and perform, or cause to be done and performed, all such additional acts and deeds, and shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such additional instruments and documents, as may be required to best effectuate the purposes and intent of this Agreement.

     7.2  Assignment.  The provisions of this Agreement shall be binding upon
          ----------
and inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the preceding sentence, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Local Partner without the prior written consent of the other party, provided, however, that the
                                              --------  -------
Company may assign this Agreement to any of its Subsidiaries without the consent of the Local Partner upon the execution of this Agreement by such Subsidiary, provided the Company remains primarily liable to fully perform the terms and obligations of this Agreement.

     7.3  Notices.  All notices and other communications given or made pursuant
          -------
hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered by hand, by telecopier device (confirmed by hand delivery or overnight courier service) or by overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

     Teleport Communications Group Inc.
     Two Teleport Drive, Suite 301
     Staten Island, NY  10311-1011
     Attention:  Robert Annunziata, Chairman and Chief Executive Officer
                       (with a copy similarly addressed to the attention of
                        the Teleport Communications Group Inc. Legal Department)
     Fax: 718-355-4595


with a copy to:

     Kevin F. Reed, Esq.
     Dow, Lohnes & Albertson
     1200 New Hampshire Ave., Suite 800
     Washington, DC  20036
     Fax 202-776-2222

if to the Local Partner, to:

     Hyperion Telecommunications, Inc.
     5 West 3rd Street
     Coudersport, PA 16915
     Attention:  Daniel R Milliard
     Fax: 814-274-8631

with a copy to:

     Bruce I. Booken, Esq.
     Buchanan Ingersoll Professional Corporation
     301 Grant St., 20th Floor
     Pittsburgh, PA 15219
     Fax: 412-562-1041

     7.4  Entire Agreement.  This Agreement represents the entire understanding
          ----------------
of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

     7.5  Amendment and Waiver.  This Agreement may not be amended or modified
          --------------------
in any respect except by an instrument in writing signed by each party. Any failure of either party to comply with any obligation, covenant, agreement or condition contained herein may be waived by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent breach or other failure.

     7.6  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of New York (without regard to its laws pertaining to conflicts of law) applicable to contracts executed in and to be performed entirely in such state.

     7.7  Severability.  If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transaction contemplated hereby are fulfilled to the greatest extent possible.

     7.8  Consent to Jurisdiction; Specific Performance.  Each party hereby
          ---------------------------------------------
irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Nothing in this Section 7.8 shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against the other party or its property in the courts of any other jurisdictions. The consents to jurisdiction set forth in this Section 7.8 shall not constitute general consents to service of process in the State of New York, shall have no effect for any purpose except as provided in this Section 7.8 and shall not be deemed to confer rights on any Person other than the parties to this Agreement. Without intending to limit the remedies available to either party, each party acknowledges and agrees that a violation by such party of any term of this Agreement will cause the other party irreparable injury for which an adequate remedy at law is not available. Therefore, the parties agree that each party shall be entitled to an injunction, restraining order or other form of equitable relief from any court of competent jurisdiction restraining the other party from committing any breach or threatened breach of, or otherwise specifically to enforce, any provision of this Agreement.

     7.9  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.

     7.10  Headings.  The section headings used in this Agreement are for
           --------
reference purposes only and shall not affect the meaning or interpretation of any term or provision of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date and year first above written.


TELEPORT COMMUNICATIONS GROUP INC.



By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------


HYPERION TELECOMMUNICATIONS OF FLORIDA, INC.



By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------